UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
(Amendment No. 1)
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Crown Crafts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	58-0678148
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

916 South Burnside Avenue, Gonzales, Louisiana	70737
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Share Purchase Rights	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates:                                          (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

(Title of class)

AMENDMENT NO. 1 TO FORM 8-A
Crown Crafts, Inc. (the “Registrant”) hereby amends and restates the following items, exhibits or other portions of the Registrant’s Form 8-A originally filed with the Securities and Exchange Commission on May 30, 2007, as set forth below.
Item 1. Description of Registrant’s Securities to be Registered.
A description of the Registrant’s Common Share Purchase Rights is set forth under Item 1. in the Registrant’s Registration Statement on Form 8-A/A that was filed with the Securities and Exchange Commission on August 13, 2003, which description is supplemented by the discussions under Item 3.03 in the Registrant’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on July 17, 2006, Item 3.03 in the Registrant’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on August 30, 2006 and Item 3.03 in the Registrant’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on April 16, 2009. Each of the foregoing is incorporated herein by reference.
Item 2. Exhibits.
None.
SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CROWN CRAFTS, INC.
Date: April 16, 2009	By:	/s/ E. Randall Chestnut
E. Randall Chestnut
President and Chief Executive Officer